Exhibit 99.1
FOR IMMEDIATE RELEASE

Red River Bancshares, Inc. Reports Fourth Quarter and Year-End 2019 Financial Results
Alexandria, Louisiana, January 29, 2020, (GLOBE NEWSWIRE) -- Red River Bancshares, Inc. (the “Company”), (Nasdaq: RRBI), the holding company for Red River Bank (the “Bank”), announced today its financial results for the fourth quarter and year ended 2019.
Net income for the fourth quarter of 2019 was $6.7 million, or $0.92 per diluted common share ("EPS"), a decrease of $104,000, or 1.5%, compared to $6.8 million, or $0.93 EPS, for the third quarter of 2019, and an increase of $592,000, or 9.6%, compared to $6.2 million, or $0.91 EPS, for the fourth quarter of 2018.
Net income for the twelve months ended December 31, 2019, was $24.8 million, or $3.49 EPS, an increase of $1.8 million, or 7.7%, compared to $23.1 million, or $3.41 EPS, for the twelve months ended December 31, 2018.
Fourth Quarter 2019 Performance and Operational Highlights

•
Net income was $6.7 million, which was $104,000, or 1.5%, lower compared to the third quarter of 2019. This resulted in a quarterly return on assets of 1.37% and a quarterly return on equity of 10.72%.

•	The fourth quarter of 2019 benefited from a $71,000 dividend from a Small Business Investment Company ("SBIC") limited partnership and $132,000 from nonrecurring operating expense reductions.

•
The net interest margin, fully tax equivalent basis ("FTE"), decreased by five basis points to 3.50% for the fourth quarter of 2019 compared to 3.55% for the prior quarter. The net interest margin was negatively impacted by the three Federal Reserve rate decreases which occurred in the third and fourth quarters of 2019.

•	As of December 31, 2019, the Company had $1.99 billion of assets. Assets increased 2.5% from September 30, 2019, and 6.9% from December 31, 2018.

•	Loans held for investment ("HFI") increased 1.8% from September 30, 2019, and 8.3% from December 31, 2018.

•
Deposits increased 2.6% from September 30, 2019, and 4.6% from December 31, 2018. The increase in deposits during the fourth quarter was primarily attributable to the seasonal inflow of funds from public entity customers.

•	As of December 31, 2019, the loans HFI to deposits ratio was 83.60%, and the noninterest-bearing deposits to total deposits ratio was 33.98%.

•	The nonperforming assets ("NPA(s)") to total assets ratio improved to 0.33% as of December 31, 2019, from 0.41% as of September 30, 2019.

•	The net charge-offs to average loans ratio was 0.02% for the quarter ended December 31, 2019, and 0.03% for the year ended December 31, 2019.

•	The Bank did not have an FDIC insurance assessment for the third or fourth quarters of 2019.

•
As part of our continued Southwest Louisiana market expansion, in the fourth quarter of 2019, we purchased a banking center location and added to our lending team in the Southwest Louisiana market. The purchased property is located in Sulphur, Louisiana. Sulphur encompasses the western portion of the Lake Charles metropolitan statistical area ("MSA") and is home to many major industrial projects, either completed or under construction in Southwest Louisiana, over the past few years. We expect to open a full-service banking center at the Sulphur location late in the first quarter of 2020, pending receipt of all regulatory approvals. The addition to our lending team included hiring an experienced, longtime Southwest Louisiana banker and community leader to join the Red River Bank commercial banking team.

Blake Chatelain, President and Chief Executive Officer stated, "We are pleased with our 2019 accomplishments, growth, and financial results. Our initial public offering and selection to be included in the Russell 2000 Index were significant milestones for our shareholders, customers, and employees. In 2019, we expanded organically throughout Louisiana, increasing our balance sheet to almost $2.0 billion in assets. Net income also increased 7.7% compared to the prior year. We mitigated the impact of the three Federal Reserve rate decreases in the second half of 2019 with diligent balance sheet management and pricing strategies. Also, asset quality levels improved with the NPAs to total assets ratio decreasing to 0.33% as of year end, the lowest it has been in 11 quarters."
Mr. Chatelain added, "Our organic expansion in the Southwest Louisiana market is part of our continued commitment to, and investment in providing banking services throughout Louisiana. We are pleased to have purchased the Sulphur property and to have expanded our banking team in this area. We look forward to opening this property as our second banking center location in southwest Louisiana as quickly as possible and expanding our customer base in this vibrant market."

Net Interest Income and Net Interest Margin (FTE)
Net interest income for the fourth quarter of 2019 was $16.3 million, which was $149,000, or 0.9%, higher than the third quarter of 2019. The increase in net interest income was due to a $146,000 decrease in interest expense. The junior subordinated debentures were paid off in the third quarter of 2019, resulting in a $73,000 reduction in debenture interest expense. Additionally, interest expense relating to interest-bearing deposits decreased by $73,000.
The net interest margin (FTE) was negatively impacted by the three Federal Reserve rate decreases which occurred in the third and fourth quarters of 2019. The net interest margin (FTE) was 3.50% for the fourth quarter of 2019 compared to 3.55% for the prior quarter. The effect of the lower interest rate environment was mitigated by managing loan and deposit pricing strategies and adjusting the investment portfolio composition.
The yield on loans decreased eight basis points due to the impact of the lower interest rate environment on new, renewed, and floating rate loans. As of December 31, 2019, floating rate loans were 15.8% of the loan portfolio. The yield on federal funds sold decreased 54 basis points. Partially offsetting these decreases, the yield on taxable securities improved four basis points due to a portfolio realignment completed in the fourth quarter of 2019. The resulting yield on earning assets was 3.97% for the fourth quarter of 2019 compared to 4.06% for the third quarter of 2019.
The rate on interest-bearing deposits decreased four basis points due to lower rates on new and renewed time deposits, combined with a slight decrease in rates on certain interest-bearing transaction deposit accounts. The cost of deposits was 0.57% for the fourth quarter of 2019 compared to 0.60% for the third quarter of 2019.
Noninterest Income
Noninterest income totaled $4.2 million for the fourth quarter of 2019, a decrease of $197,000, or 4.5%, compared to $4.4 million for the previous quarter. The decrease was mainly due to lower mortgage loan income, partially offset by higher service charges on deposit accounts and a dividend from an SBIC limited partnership.
Mortgage loan income decreased $198,000, or 19.5%, in the fourth quarter of 2019, compared to the previous quarter. This decrease was due in part to a decline in activity related to seasonality of mortgage demand, as well as the stabilization of mortgage rates during the fourth quarter.
Service charges on deposit accounts increased $75,000, or 6.3%, for the fourth quarter of 2019, compared to the prior quarter. This increase was due greater customer volume and activity.
SBIC income increased by $46,000 in the fourth quarter of 2019, or 33.1%, from the third quarter of 2019. This increase was a result of a $71,000 dividend received in the fourth quarter of 2019 from an SBIC limited partnership of which Red River Bank is a member. No dividend was received in the third quarter of 2019.
Operating Expenses
Operating expenses remained consistent at $11.9 million when comparing the third and the fourth quarters of 2019. As a result of our expansion, personnel and occupancy expenses increased. These higher expenses were offset by nonrecurring reductions throughout various expense categories.
Personnel expenses totaled $7.1 million for the fourth quarter of 2019, up $141,000, or 2.0%, from the third quarter of 2019. This increase was due to additional staff resulting from our expansion in the Northshore and Southwest Louisiana markets, annual self-insurance administrative fees, and other compensation adjustments.
Occupancy and equipment expenses totaled $1.3 million for the fourth quarter of 2019, up $69,000, or 5.8%, from the third quarter of 2019. This increase was primarily due to opening the Covington banking center in the Northshore market and normal property maintenance.
Data processing expense totaled $462,000 for the fourth quarter of 2019, down $17,000, or 3.5%, from the third quarter of 2019. This decrease was due to receipt of a $39,000 nonrecurring refund from our data processing center in the fourth quarter.
Other taxes totaled $346,000 for the fourth quarter of 2019, down $79,000, or 18.6%, from the third quarter of 2019. The State of Louisiana bank stock tax expense was lower due to a $53,000 nonrecurring year-end adjustment.
Loan and deposit expenses totaled $247,000 for the fourth quarter of 2019, down $38,000, or 13.3%, from the third quarter of 2019. This decrease was primarily attributed to the receipt of a $40,000 negotiated rebate from a vendor.

Other operating expenses totaled $895,000 for the fourth quarter of 2019, down $45,000, or 4.8%, from the third quarter of 2019. This reduction was primarily related to a $67,000 decrease in expenses associated with other real estate owned.
Loans and Asset Quality
Loans HFI as of December 31, 2019, were $1.44 billion, an increase of $25.8 million, or 1.8%, from September 30, 2019. The increase in loans in the fourth quarter of 2019 was primarily due to normal loan origination activity spread across all of our markets, with our newer markets experiencing the most growth. Energy related credits were 2.2% of loans HFI as of December 31, 2019, compared to 2.3% as of September 30, 2019.
NPAs totaled $6.5 million as of December 31, 2019, down $1.5 million, or 18.9%, from September 30, 2019, primarily due to payoffs received on nonperforming loans. The ratio of NPAs to total assets improved to 0.33% as of December 31, 2019, from 0.41% as of September 30, 2019.
As of December 31, 2019, the allowance for loan losses ("ALL") was $13.9 million, and the ratio of ALL to loans HFI was 0.97%. The net charge-off ratio was 0.02% for the fourth quarter of 2019 and 0.03% for the year ended December 31, 2019. The provision for loan losses was $378,000 for each of the third and fourth quarters of 2019.
Deposits
Deposits as of December 31, 2019, were $1.72 billion, an increase of $44.3 million, or 2.6%, compared to September 30, 2019. Average deposits for the fourth quarter of 2019 were $1.69 billion, an increase of $38.9 million, or 2.4%, from the prior quarter.
Noninterest-bearing deposits totaled $584.9 million as of December 31, 2019, down $30.1 million, or 4.9%, from September 30, 2019, due to normal customer activity. As of December 31, 2019, noninterest-bearing deposits were 33.98% of total deposits.
Interest-bearing deposits totaled $1.14 billion as of December 31, 2019, up $74.4 million, or 7.0%, compared to September 30, 2019. This increase is due to the seasonal inflow of funds from public entity customers.
Junior Subordinated Debentures
All junior subordinated debentures were redeemed during the second and third quarters of 2019, leaving no outstanding long-term debt as of September 30, 2019. There was no interest expense for the junior subordinated debentures in the fourth quarter of 2019 compared to $73,000 for the third quarter of 2019.
Stockholders’ Equity
Total stockholders’ equity increased to $251.9 million as of December 31, 2019, from $245.4 million as of September 30, 2019. The $6.5 million increase in stockholders’ equity during the fourth quarter of 2019 was attributable to $6.7 million of net income, partially offset by $298,000 of other comprehensive loss.
Non-GAAP Disclosure
Our accounting and reporting policies conform to United States generally accepted accounting principles ("GAAP") and the prevailing practices in the banking industry. Certain financial measures used by management to evaluate our operating performance are discussed as supplemental non-GAAP performance measures. In accordance with the Security and Exchange Commission's ("SEC") rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the U.S. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures, or both.
Management and the board of directors review tangible book value per share and tangible common equity to tangible assets as part of managing operating performance. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that are discussed may differ from that of other companies reporting measures with similar names. It is important to understand how such other banking organizations calculate and name their financial measures similar to the non-GAAP financial measures discussed by us when comparing such non-GAAP financial measures.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.
About Red River Bancshares, Inc.
The Company is the bank holding company for Red River Bank, a Louisiana state-chartered bank established in 1999 that provides a fully integrated suite of banking products and services tailored to the needs of commercial and retail customers. Red River Bank operates from a network of 24 banking centers throughout Louisiana. Banking centers are located in the following Louisiana markets: Central Louisiana, which includes the Alexandria MSA; Northwest Louisiana, which includes the Shreveport-Bossier City MSA; Southeast Louisiana, which includes the Baton Rouge MSA; Southwest Louisiana, which includes the Lake Charles MSA; and the Northshore, which includes Covington.
Forward-Looking Statements
Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Risk Factors” in our Prospectus filed with the SEC on May 3, 2019, relating to our initial public offering, and in other documents that we file with the SEC from time to time. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this news release are qualified in their entirety by this cautionary statement.

Contact:
Isabel V. Carriere, CPA, CGMA
Executive Vice President and Chief Financial Officer
318-561-4023
icarriere@redriverbank.net

FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and for the Three Months Ended			As of and for the Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018

Net Income	$6,743	$6,847	$6,151	$24,824	$23,056

Per Common Share Data:
Earnings per share, basic	$0.92	$0.94	$0.92	$3.51	$3.43
Earnings per share, diluted	$0.92	$0.93	$0.91	$3.49	$3.41
Book value per share	$34.48	$33.59	$29.23	$34.48	$29.23
Tangible book value per share	$34.27	$33.37	$28.99	$34.27	$28.99
Cash dividends per share	$—	$—	$—	$0.20	$0.15
Weighted average shares outstanding, basic	7,306,221	7,304,273	6,688,624	7,072,689	6,716,943
Weighted average shares outstanding, diluted	7,347,602	7,340,498	6,724,669	7,115,514	6,756,102

Summary Performance Ratios:
Return on average assets	1.37%	1.42%	1.33%	1.30%	1.29%
Return on average equity	10.72%	11.20%	12.77%	10.86%	12.46%
Net interest margin	3.45%	3.50%	3.45%	3.47%	3.42%
Net interest margin (FTE)	3.50%	3.55%	3.50%	3.52%	3.44%
Efficiency ratio	57.90%	57.75%	57.12%	59.46%	58.86%
Loans HFI to deposits ratio	83.60%	84.27%	80.73%	83.60%	80.73%
Noninterest-bearing deposits to deposits ratio	33.98%	36.68%	33.29%	33.98%	33.29%
Noninterest income to average assets	0.85%	0.91%	0.81%	0.84%	0.81%
Operating expense to average assets	2.41%	2.47%	2.37%	2.49%	2.43%

Summary Credit Quality Ratios:
Nonperforming assets to total assets	0.33%	0.41%	0.38%	0.33%	0.38%
Nonperforming loans to loans HFI	0.37%	0.47%	0.49%	0.37%	0.49%
Allowance for loan losses to loans HFI	0.97%	0.98%	0.94%	0.97%	0.94%
Net charge-offs to average loans	0.02%	0.00%	0.02%	0.03%	0.03%

Capital Ratios:
Total stockholders' equity to total assets	12.67%	12.66%	10.41%	12.67%	10.41%
Tangible common equity to tangible assets	12.60%	12.59%	10.34%	12.60%	10.34%
Total risk-based capital to risk-weighted assets	18.02%	17.76%	16.55%	18.02%	16.55%
Tier 1 risk-based capital to risk-weighted assets	17.07%	16.80%	15.62%	17.07%	15.62%
Common equity tier 1 capital to risk-weighted assets	17.07%	16.80%	14.80%	17.07%	14.80%
Tier 1 risk-based capital to average assets	12.82%	12.77%	11.40%	12.82%	11.40%

RED RIVER BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018
ASSETS
Cash and due from banks	$25,937	$32,724	$29,854	$32,371	$34,070
Interest-bearing deposits in other banks	107,355	73,598	71,761	145,593	117,836
Securities available-for-sale	335,573	341,900	318,082	319,353	307,877
Equity securities	3,936	3,954	3,924	3,869	3,821
Nonmarketable equity securities	1,350	1,347	1,342	1,303	1,299
Loans held for sale	5,089	4,113	6,029	2,210	2,904
Loans held for investment	1,438,924	1,413,162	1,393,154	1,349,181	1,328,438
Allowance for loan losses	(13,937)	(13,906)	(13,591)	(13,101)	(12,524)
Premises and equipment, net	41,744	39,828	40,032	40,033	39,690
Accrued interest receivable	5,251	4,928	5,570	4,988	5,013
Bank-owned life insurance	21,845	21,707	21,570	21,434	21,301
Intangible assets	1,546	1,546	1,546	1,546	1,546
Right-of-use assets	4,553	4,651	4,748	4,844	—
Other assets	9,059	9,302	8,897	8,494	9,317
Total Assets	$1,988,225	$1,938,854	$1,892,918	$1,922,118	$1,860,588

LIABILITIES
Noninterest-bearing deposits	$584,915	$615,051	$576,934	$565,757	$547,880
Interest-bearing deposits	1,136,205	1,061,800	1,057,656	1,125,377	1,097,703
Total Deposits	1,721,120	1,676,851	1,634,590	1,691,134	1,645,583
Other borrowed funds	—	—	—	—	—
Junior subordinated debentures	—	—	5,155	11,341	11,341
Accrued interest payable	2,222	1,925	1,998	1,967	1,757
Lease liabilities	4,603	4,688	4,773	4,856	—
Accrued expenses and other liabilities	8,382	10,001	8,491	10,636	8,204
Total Liabilities	1,736,327	1,693,465	1,655,007	1,719,934	1,666,885
COMMITMENTS AND CONTINGENCIES	—	—	—	—	—
STOCKHOLDERS' EQUITY
Preferred stock, no par value	—	—	—	—	—
Common stock, no par value	68,082	68,082	68,082	41,271	41,094
Additional paid-in capital	1,269	1,205	1,141	1,091	1,042
Retained earnings	182,571	175,828	168,981	163,443	159,073
Accumulated other comprehensive income (loss)	(24)	274	(293)	(3,621)	(7,506)
Total Stockholders' Equity	251,898	245,389	237,911	202,184	193,703
Total Liabilities and Stockholders' Equity	$1,988,225	$1,938,854	$1,892,918	$1,922,118	$1,860,588

RED RIVER BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months Ended			For the Twelve Months Ended
(in thousands)	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$16,544	$16,578	$15,440	$64,570	$58,747
Interest on securities	1,894	1,800	1,697	7,241	6,951
Interest on federal funds sold	150	178	160	753	356
Interest on deposits in other banks	192	213	375	1,127	798
Dividends on stock	4	12	8	34	34
Total Interest and Dividend Income	18,784	18,781	17,680	73,725	66,886
INTEREST EXPENSE
Interest on deposits	2,441	2,514	2,066	9,701	7,084
Interest on other borrowed funds	—	—	—	—	7
Interest on junior subordinated debentures	—	73	149	385	558
Total Interest Expense	2,441	2,587	2,215	10,086	7,649
NET INTEREST INCOME	16,343	16,194	15,465	63,639	59,237
Provision for loan losses	378	378	526	1,810	1,990
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,965	15,816	14,939	61,829	57,247
NONINTEREST INCOME
Service charges on deposit accounts	1,270	1,195	1,096	4,573	4,582
Debit card income, net	782	833	732	3,095	2,986
Mortgage loan income	816	1,014	432	3,002	2,107
Brokerage income	573	561	550	2,125	1,944
Loan and deposit income	389	404	416	1,521	1,359
Bank-owned life insurance income	137	137	316	544	732
Gain (Loss) on equity securities	(19)	30	37	115	(85)
Gain (Loss) on sale of investments	13	5	—	18	32
SBIC income	185	139	141	819	509
Other income	43	68	47	158	365
Total Noninterest Income	4,189	4,386	3,767	15,970	14,531
OPERATING EXPENSES
Personnel expenses	7,148	7,007	6,839	27,800	26,094
Occupancy and equipment expenses	1,268	1,199	1,187	4,976	4,500
Technology expenses	596	595	521	2,293	2,070
Advertising	204	216	183	1,025	762
Other business development expenses	281	266	277	1,107	1,127
Data processing expense	462	479	129	1,882	1,386
Other taxes	346	425	311	1,579	1,327
Loan and deposit expenses	247	285	208	1,148	852
Legal and professional expenses	403	436	372	1,541	1,422
Regulatory assessment expense	38	37	162	351	642
Other operating expenses	895	940	797	3,633	3,240
Total Operating Expenses	11,888	11,885	10,986	47,335	43,422
INCOME BEFORE INCOME TAX EXPENSE	8,266	8,317	7,720	30,464	28,356
Income tax expense	1,523	1,470	1,569	5,640	5,300
NET INCOME	$6,743	$6,847	$6,151	$24,824	$23,056

RED RIVER BANCSHARES, INC.
NET INTEREST INCOME AND NET INTERST MARGIN (UNAUDITED)

	For the Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
(dollars in thousands)	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans(1,2)	$1,428,978	$16,544	4.53%	$1,408,146	$16,578	4.61%	$1,339,468	$15,440	4.52%
Securities - taxable	258,491	1,392	2.15%	255,846	1,352	2.11%	264,440	1,369	2.07%
Securities - tax-exempt	85,749	502	2.34%	77,047	448	2.33%	57,014	328	2.30%
Federal funds sold	36,470	150	1.61%	32,461	178	2.15%	27,414	160	2.28%
Interest-bearing balances due from banks	45,565	192	1.65%	38,676	213	2.16%	67,139	375	2.19%
Nonmarketable equity securities	1,346	4	1.19%	1,342	10	2.99%	1,295	4	1.15%
Investment in trusts	—	—	—%	64	2	10.91%	341	4	5.20%
Total interest-earning assets	1,856,599	$18,784	3.97%	1,813,582	$18,781	4.06%	1,757,111	$17,680	3.95%
Allowance for loan losses	(13,969)			(13,755)			(12,397)
Noninterest earning assets	112,130			110,062			90,946
Total assets	$1,954,760			$1,909,889			$1,835,660
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction deposits	$747,293	$968	0.51%	$724,219	$972	0.53%	$719,852	$827	0.46%
Time deposits	334,499	1,473	1.75%	338,330	1,542	1.81%	327,903	1,239	1.50%
Total interest-bearing deposits	1,081,792	2,441	0.90%	1,062,549	2,514	0.94%	1,047,755	2,066	0.78%
Junior subordinated debentures	—	—	—%	2,129	73	13.64%	11,341	149	5.20%
Other borrowings	—	—	—%	22	—	2.80%	30	—	4.84%
Total interest-bearing liabilities	1,081,792	$2,441	0.90%	1,064,700	$2,587	0.96%	1,059,126	$2,215	0.83%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	606,329			586,664			574,298
Accrued interest and other liabilities	17,191			16,084			11,065
Total noninterest-bearing liabilities:	623,520			602,748			585,363
Stockholders’ equity	249,448			242,441			191,171
Total liabilities and stockholders’ equity	$1,954,760			$1,909,889			$1,835,660
Net interest income		$16,343			$16,194			$15,465
Net interest spread			3.07%			3.10%			3.12%
Net interest margin			3.45%			3.50%			3.45%
Net interest margin FTE(3)			3.50%			3.55%			3.50%
Cost of deposits			0.57%			0.60%			0.51%
Cost of funds			0.52%			0.57%			0.50%

(1)
Includes average outstanding balances of loans held for sale of $4.3 million, $6.0 million, and $2.8 million for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

(2)	Nonaccrual loans are included as loans carrying a zero yield.

(3)	Net interest margin FTE includes an FTE adjustment using a 21% federal income tax rate on tax-exempt securities and tax-exempt loans.

RED RIVER BANCSHARES, INC.
NET INTEREST INCOME AND NET INTEREST MARGIN (UNAUDITED)

	For the Twelve Months Ended December 31,
	2019			2018
(dollars in thousands)	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance Outstanding	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans(1,2)	$1,388,702	$64,570	4.59%	$1,312,078	$58,747	4.42%
Securities - taxable	257,090	5,466	2.13%	277,337	5,624	2.03%
Securities - tax-exempt	75,385	1,775	2.35%	57,776	1,327	2.30%
Federal funds sold	34,637	753	2.14%	17,790	356	1.97%
Interest-bearing balances due from banks	51,694	1,127	2.15%	40,768	798	1.93%
Nonmarketable equity securities	1,330	23	1.69%	1,286	18	1.36%
Investment in trusts	181	11	6.34%	341	16	4.83%
Total interest-earning assets	1,809,019	$73,725	4.03%	1,707,376	$66,886	3.86%
Allowance for loan losses	(13,444)			(11,713)
Noninterest earning assets	107,390			89,155
Total assets	$1,902,965			$1,784,818
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction deposits	$739,554	$3,898	0.53%	$708,818	$2,735	0.39%
Time deposits	335,024	5,803	1.73%	320,699	4,349	1.36%
Total interest-bearing deposits	1,074,578	9,701	0.90%	1,029,517	7,084	0.69%
Junior subordinated debentures	6,017	385	6.39%	11,341	558	4.92%
Other borrowings	5	—	2.80%	191	7	3.66%
Total interest-bearing liabilities	1,080,600	$10,086	0.93%	1,041,049	$7,649	0.73%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	577,701			545,547
Accrued interest and other liabilities	16,118			13,124
Total noninterest-bearing liabilities:	593,819			558,671
Stockholders’ equity	228,546			185,098
Total liabilities and stockholders’ equity	$1,902,965			$1,784,818
Net interest income		$63,639			$59,237
Net interest spread			3.10%			3.13%
Net interest margin			3.47%			3.42%
Net interest margin FTE(3)			3.52%			3.44%
Cost of deposits			0.59%			0.45%
Cost of funds			0.56%			0.45%

(1)	Includes average outstanding balances of loans held for sale of $4.1 million and $2.9 million for the year ended December 31, 2019 and 2018, respectively.

(2)	Nonaccrual loans are included as loans carrying a zero yield.

(3)	Net interest margin FTE includes an FTE adjustment using a 21% federal income tax rate on tax-exempt securities and tax-exempt loans.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands except per share data)	December 31, 2019	September 30, 2019	December 31, 2018
Tangible common equity
Total stockholders' equity	$251,898	$245,389	$193,703
Adjustments:
Intangible assets	(1,546)	(1,546)	(1,546)
Total tangible common equity	$250,352	$243,843	$192,157
Common shares outstanding	7,306,221	7,306,221	6,627,358
Book value per common share	$34.48	$33.59	$29.23
Tangible book value per common share	$34.27	$33.37	$28.99

Tangible assets
Total assets	$1,988,225	$1,938,854	$1,860,588
Adjustments:
Intangible assets	(1,546)	(1,546)	(1,546)
Total tangible assets	$1,986,679	$1,937,308	$1,859,042
Total stockholder's equity to assets	12.67%	12.66%	10.41%
Tangible common equity to tangible assets	12.60%	12.59%	10.34%